Exhibit 99.1

Argonaut Group Announces 2004 Second Quarter Results; Company's First Two Quarters Produced Record Earned Premiums and Continued Profitable Growth

     SAN ANTONIO--(BUSINESS WIRE)--July 28, 2004--Argonaut Group, Inc. (Nasdaq:AGII) today announced financial results for the three months ended June 30, 2004.

     Highlights for the 2004 second quarter include the following:

     -- Earned premiums for the three months ended June 30, 2004 were a record $157.0 million.

     --   The Company's consolidated GAAP combined ratio was 96.7 percent versus
          106.2 percent for the second quarter of 2003.

     -- Underwriting income was $5.1 million versus an underwriting loss of $8.8 million in the second quarter of 2003.

     -- For the fourth consecutive quarter, all four of Argonaut Group's continuing business segments generated operating profits.

     Commenting on the Company's second quarter performance, Argonaut Group President and Chief Executive Officer Mark E. Watson III said, "We are pleased to report another solid quarter of financial results and consistent earnings. Each of our four business segments contributed to the Company's positive performance as they continue to deliver sequential operating improvements while expanding our presence in the markets we serve."
     Mr. Watson said, "As market dynamics change, we intend to maintain underwriting discipline over the longer term."
     During the second quarter, Argonaut Group completed three trust preferred offerings totaling $36.8 million in net proceeds, which will be used for additional capital for the Company's operating units. Additionally, A.M. Best Company reaffirmed its ratings of the Company's insurance subsidiaries during the second quarter.

     FINANCIAL RESULTS

     During the second quarter of 2004, Argonaut Group reported net income after tax of $17.9 million or $0.58 per diluted common share on 30.7 million shares. During the same quarter in 2003, Argonaut Group net income, which included a tax benefit of $9.4 million and pre-tax realized gains of $7.7 million, was $19.7 million or $0.80 per diluted common share on 24.6 million shares.
     Second quarter 2004 operating income, which the Company believes is another meaningful measure of Argonaut Group's performance, was $18.4 million versus operating income of $2.6 million for the same period in 2003. Operating income includes corporate, interest and other expenses, which during the second quarter of 2004 totaled $4.0 million versus $1.1 million for the second quarter of 2003. Operating income differs from net income under accounting principles generally accepted in the United States (GAAP) in that operating income excludes income tax expense and net realized investment gains and losses. Operating income for the quarter ended June 30, 2004 excludes net realized investment losses of $0.5 million and income tax expense of $0. Operating income for the quarter ended June 30, 2003 excludes net realized investment gains of $7.7 million and income tax benefit of $9.4 million.
     Total revenue for the quarter was $172.2 million versus $165.9 million for the same period a year ago. Earned premiums for the three months ended June 30, 2004, rose 8.4 percent to $157.0 million compared to $144.9 million during the 2003 second quarter. Total revenue includes realized gains/losses on sales of investments, which were a $0.5 million loss and $7.7 million gain for the second quarters of 2004 and 2003, respectively.
     For the three months ended June 30, 2004, the Company incurred no tax expense as the deferred tax valuation allowance was reduced to the extent tax expense was generated. For the three months ended June 30, 2003, Argonaut Group's income tax benefit was $9.4 million. At June 30, 2004, the net deferred tax asset, after considering the valuation allowance of approximately $36.8 million, was $45.7 million. The Company expects it will ultimately realize the deferred tax asset in the future and regularly evaluates the deferred tax asset valuation allowance.
     For the six months ended June 30, 2004, the Company reported net income after tax of $36.2 million or $1.18 per diluted common share on 30.7 million shares. During the same six-month period in 2003, Argonaut Group net income of $53.3 million or $2.31 per diluted common share included a $1.91 per share gain from sales of real estate and other investments.
     For the first six months of 2004, book value on a fully diluted basis increased 2.9 percent to $18.16 per share at June 30, 2004 versus $17.65 per share at Dec. 31, 2003.

     SEGMENT RESULTS

     Excess & Surplus Lines (E&S) - For the second quarter of 2004, gross written premiums for the E&S segment increased 11.1 percent to $110.4 million, generating operating income of $13.3 million, compared to gross written premiums of $99.4 million and operating income of $10.9 million for the same period in 2003. The GAAP combined ratio for the second quarter of 2004 was 88.9 percent versus 90.7 percent for the same period in 2003.
     Risk Management - For the second quarter of 2004, gross written premiums for the Risk Management segment were $41.5 million, generating operating income of $4.5 million, compared to gross written premiums of $53.1 million and an operating loss of $8.7 million for the same period in 2003. The GAAP combined ratio for the second quarter of 2004 was 109.7 percent versus 143.0 percent for the same period in 2003.
     Specialty Commercial Lines - For the second quarter of 2004, gross written premiums for the Specialty Commercial segment increased 52.0 percent, largely due to a renewal rights transaction, to $54.1 million and generated operating income of $3.7 million. This compares to gross written premiums of $35.6 million and operating income of $1.2 million for the same period in 2003. The GAAP combined ratio for the second quarter of 2004 was 96.8 percent versus 104.5 percent for the same period in 2003.
     Public Entity - For the second quarter of 2004, gross written premiums for the Public Entity segment were $15.6 million, generating operating income of $0.9 million, compared to gross written premiums of $11.4 million and operating income of $0.3 million for the same period in 2003. The GAAP combined ratio for the second quarter of 2004 was 96.1 percent versus 97.4 percent for the same period in 2003.

     CONFERENCE CALL

     Argonaut Group will webcast an investor conference call at 12:00 p.m. EDT (11:00 a.m. CDT) Thursday, July 29, 2004. The call will be accessible on Argonaut Group's investor relations Web page, which can be found by visiting www.argonautgroup.com and clicking "investor relations." The conference call will also be available via telephone, at 800-901-5241 (pass code 45295608). Recorded replays of the conference call will be available on the web site, and by telephone at 888-286-8010 (pass code 17880531), beginning one hour after the call's completion.

     FORWARD-LOOKING STATEMENTS DISCLOSURE

     This news release contains "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those projected as a result of significant risks and uncertainties, including non-receipt of the expected payments, changes in interest rates, effect of the performance of financial markets on investment income and fair values of investments, development of claims and the effect on loss reserves, accuracy in projecting loss reserves, the impact of competition and pricing environments, changes in the demand for the Company's products, the effect of general economic conditions, adverse state and federal legislation and regulations, developments relating to existing agreements, heightened competition, changes in pricing environments, and changes in asset valuations. For a more detailed discussion of risks and uncertainties, see the Company's public filings made with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward-looking statements.

     ABOUT ARGONAUT GROUP, INC.

     Headquartered in San Antonio, Argonaut Group, Inc. (Nasdaq:AGII) is a national underwriter of specialty insurance products in niche areas of the property and casualty market. Argonaut Group's assets totaled approximately $2.9 billion at June 30, 2004. Through its operating subsidiaries, Argonaut Group offers high quality customer service in programs tailored to the needs of its customers' business and risk management strategies. Collectively, Colony Insurance Company, Rockwood Casualty Insurance Company, Argonaut Insurance Company, Argonaut Great Central, and Trident Insurance Services underwrite a full line of products in four primary areas: Excess and Surplus, Specialty Commercial, Risk Management, and Public Entity. Information on Argonaut Group and its subsidiaries is available at www.argonautgroup.com.


                              ARGONAUT GROUP, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                     (in millions, except per share amounts)


                                             June 30,    December 31,
                                               2004          2003
                                             ----------   ------------
                                            (unaudited)
                 Assets
 Total investments                          $  1,622.2   $    1,553.2
 Cash and cash equivalents                        28.1           75.6
 Accrued investment income                        16.0           14.6
 Receivables                                     824.9          781.1
 Goodwill                                        106.3          105.7
 Other assets                                    265.0          236.3
                                             ----------   ------------
               Total assets                 $  2,862.5   $    2,766.5
                                             ==========   ============

   Liabilities and Shareholders' Equity
 Reserves for losses and loss adjustment
  expenses                                  $  1,509.9   $    1,480.8
 Unearned premiums                               360.8          353.3
 Other liabilities                               436.2          393.2
                                             ----------   ------------
            Total liabilities                  2,306.9        2,227.3

 Total shareholders' equity                      555.6          539.2
                                             ----------   ------------
   Total liabilities and shareholders'
                  equity                    $  2,862.5   $    2,766.5
                                             ==========   ============

 Book value per common share - basic        $    20.10   $      19.54
                                             ==========   ============
 Book value per common share - diluted (a)  $    18.16   $      17.65
                                             ==========   ============

(a) Book value per common share - diluted, includes the impact of the Series A Mandatory Convertible Preferred Stock on an as if converted basis.


                              ARGONAUT GROUP, INC.
                              FINANCIAL HIGHLIGHTS
                                  ALL SEGMENTS
                (in millions, except share and per share amounts)


                            Three Months Ended     Six Months Ended
                                 June 30,              June 30,
                           --------------------- ---------------------
                              2004       2003       2004       2003
                                (unaudited)           (unaudited)

Gross Written Premiums     $   221.6  $   199.5  $   421.7  $   373.5
Net Written Premiums           163.8      146.9      309.0      277.7

Earned Premiums                157.0      144.9      310.8      269.0
Net Investment Income           15.7       13.3       30.4       26.8
Gains (Losses) on Sales of
 Investments                    (0.5)       7.7        2.0       63.7
                            ---------  ---------  ---------  ---------
  Total Revenue                172.2      165.9      343.2      359.5

Losses and Loss Adjustment
 Expenses                       96.3      101.5      192.3      188.8
Underwriting, Acquisition
 and Insurance Expense          55.6       52.2      110.2       99.6
Interest Expense                 2.4        1.9        4.5        4.1
                            ---------  ---------  ---------  ---------
  Total Expenses               154.3      155.6      307.0      292.5

Income Before Tax               17.9       10.3       36.2       67.0
Income Tax Provision             6.3        3.3       12.3       26.1
Change in Deferred Tax
 Valuation Allowance            (6.3)     (12.7)     (12.3)     (12.4)
                            ---------  ---------  ---------  ---------
   Net Income              $    17.9  $    19.7  $    36.2  $    53.3
                            =========  =========  =========  =========

Net Income (Loss):
  From Operations          $    18.4  $     2.6  $    34.2  $     3.3
  From Sale of Investments      (0.5)       7.7        2.0       63.7
                            ---------  ---------  ---------  ---------
Income Before Taxes             17.9       10.3       36.2       67.0
Income Tax Provision
 (Benefit)                         -       (9.4)         -       13.7
                            ---------  ---------  ---------  ---------
Total Net Income:          $    17.9  $    19.7  $    36.2  $    53.3
                            =========  =========  =========  =========

Net Income per Common
 Share (Basic):            $    0.63  $    0.89  $    1.27  $    2.44
                            =========  =========  =========  =========

Net Income per Common
 Share (Diluted):          $    0.58  $    0.80  $    1.18  $    2.31
                            =========  =========  =========  =========

Weighted Average Common
 Shares (000's):
   Basic                    27,619.1   21,607.0   27,607.8   21,605.3
                            =========  =========  =========  =========
   Diluted                  30,737.6   24,579.5   30,728.1   23,116.0
                            =========  =========  =========  =========


                              ARGONAUT GROUP, INC.
                                  SEGMENT DATA
                    (in millions, except ratios percentages)


                            Three Months Ended      Six Months Ended
                                 June 30,               June 30,
                            -------------------     ------------------
                             2004       2003         2004      2003
                               (unaudited)             (unaudited)
Excess & Surplus Lines
----------------------
 Gross Written Premiums     $110.4    $  99.4       $210.1    $184.1
 Net Written Premiums         82.0       77.3        153.3     152.0
 Earned Premiums              75.4       72.5        149.4     134.5

 Underwriting Income        $  8.4    $   6.8       $ 15.6    $ 11.3
 Net Investment Income         4.9        4.1          9.6       7.5
                             -------   --------      -------   -------
 Operating Income Before
  Taxes                     $ 13.3    $  10.9       $ 25.2    $ 18.8
                             =======   ========      =======   =======

 Loss Ratio                   59.1 %     60.3 %       59.6 %    61.1 %
 Expense Ratio                29.8 %     30.4 %       30.0 %    30.5 %
                             -------   --------      --------- -------
 GAAP Combined Ratio          88.9 %     90.7 %       89.6 %    91.6 %
                             =======   ========      =======   =======

Risk Management
---------------
 Gross Written Premiums     $ 41.5    $  53.1       $ 84.6    $ 96.7
 Net Written Premiums         24.8       31.5         51.3      51.3
 Earned Premiums              32.5       35.6         66.9      64.1

 Underwriting Loss          $ (3.2)   $ (15.3)      $ (5.8)   $(30.6)
 Net Investment Income         7.7        6.6         14.7      13.9
                             -------   --------      -------   -------
 Operating Income (Loss)
  Before Taxes              $  4.5    $  (8.7)      $  8.9    $(16.7)
                             =======   ========      =======   =======

 Loss Ratio                   62.8 %     88.8 %       64.1 %    90.6 %
 Expense Ratio                46.9 %     54.2 %       44.6 %    57.2 %
                             -------   --------      --------- -------
 GAAP Combined Ratio         109.7 %    143.0 %      108.7 %   147.8 %
                             =======   ========      =======   =======

Specialty Commercial
--------------------
 Gross Written Premiums     $ 54.1    $  35.6       $ 95.3    $ 70.0
 Net Written Premiums         45.1       31.0         80.0      60.8
 Earned Premiums              35.1       30.2         66.9      58.3

 Underwriting Income (Loss) $  1.1    $  (1.3)      $  1.2    $ (1.2)
 Net Investment Income         2.6        2.5          5.1       4.7
                             -------   --------      -------   -------
 Operating Income Before
  Taxes                     $  3.7    $   1.2       $  6.3    $  3.5
                             =======   ========      =======   =======

 Loss Ratio                   65.9 %     75.1 %       65.9 %    72.4 %
 Expense Ratio                30.9 %     29.4 %       32.2 %    29.7 %
                             -------   --------      -------   -------
 GAAP Combined Ratio          96.8 %    104.5 %       98.1 %   102.1 %
                             =======   ========      =======   =======

Public Entity
-------------
 Gross Written Premiums     $ 15.6    $  11.4       $ 31.7    $ 22.7
 Net Written Premiums         11.9        7.1         24.4      13.6
 Earned Premiums              14.0        6.6         27.6      12.1

 Underwriting Income        $  0.6    $   0.2       $  1.1    $  0.3
 Net Investment Income         0.3        0.1          0.7       0.3
                             -------   --------      -------   -------
 Operating Income Before
  Taxes                     $  0.9    $   0.3       $  1.8    $  0.6
                             =======   ========      =======   =======

 Loss Ratio                   62.1 %     65.0 %       62.4 %    65.1 %
 Expense Ratio                34.0 %     32.4 %       33.6 %    32.9 %
                             -------   --------      --------- -------
 GAAP Combined Ratio          96.1 %     97.4 %       96.0 %    98.0 %
                             =======   ========      ========= =======


     CONTACT: Argonaut Group, Inc., San Antonio
              Mark Haushill, 210-321-8400